UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2014

ENPHASE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35480	20-4645388
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1420 N. McDowell Blvd

Petaluma, CA 94954

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (707) 774-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 14, 2014, the Compensation Committee of the Board of Directors of Enphase Energy, Inc. (the “Company”) approved the 2014 base salaries (effective retroactively to June 1, 2014) and established new target cash bonus opportunities related to the fiscal year 2014 for two of the Company’s named executive officers, as set forth in the table below.

Named Executive Officer	2014 Base Salary	2014 Target Bonus Opportunity (% of Base Salary)
Paul B. Nahi, President and Chief Executive Officer	$455,000	100%
Kris Sennesael, Vice President and Chief Financial Officer	$328,000	75%

The target bonus opportunity was established in connection with the Company’s 2014 cash performance bonus program, which was approved by the Compensation Committee of the Board of Directors in March 2014 and filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 001-35480) filed with the Securities and Exchange Commission on March 12, 2014 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 16, 2014	ENPHASE ENERGY, INC.

	By:	/s/ Kris Sennesael
Kris Sennesael
Vice President and Chief Financial Officer